Exhibit 99.1

             Autodesk Third Quarter Revenues Increase 28 Percent

                        GAAP EPS Increases 200 Percent

    SAN RAFAEL, Calif., Nov. 18 /PRNewswire-FirstCall/ -- Autodesk Inc.
(Nasdaq: ADSK), a global software and services company today announced financial results for its third fiscal quarter ended October 31, 2004. For the third quarter, Autodesk reported net revenues of $300 million, a 28 percent increase over $234 million reported in the third quarter of the prior year.
    The company separately announced that it has declared a 2-for-1 stock split on its common stock.
      Third quarter net income increased 228 percent over the prior year to $74 million on a GAAP basis. GAAP EPS was $0.60 per diluted share, or $0.30 per diluted share after the effect of the 2-for-1 stock split. GAAP basis net income includes tax benefits of $29 million. GAAP net income also includes a $3 million pre-tax restructuring charge. Excluding these items, pro-forma third quarter net income was $48 million. Pro-forma EPS was $0.38 per diluted share, or $0.19 per diluted share on a split adjusted basis. GAAP basis net income in the third quarter of the prior year was $23 million. GAAP EPS in the third quarter of the prior year was $0.20 per diluted share, or $0.10 on a post-split basis. There were no pro-forma adjustments in the prior year.
    The tax benefit totaling $29 million is comprised of several items. During the quarter the company recognized a tax benefit of $9 million from successful resolution of tax audits of previous years. The company also recognized
$20 million in tax benefits primarily as a result of the new Dividends
Received Deduction provided in the American Jobs Creation Act, which was signed into law on October 22, 2004. Under this legislation, the company is allowed to bring up to $500 million of foreign-earned cash into the United States by January 31, 2006, at a more favorable tax rate. This will allow the company to more effectively manage its cash and invest in the business. As a result of this legislation, the company now estimates its effective tax rate for fiscal 2005 and 2006 to be 20 percent, down from 24 percent. This reduction in estimated rate for the first half of fiscal 2005 resulted in a $4 million tax benefit. The remaining $16 million is related to the reduction in the estimated tax liability for previous fiscal years.
    "Autodesk had another outstanding quarter," said Carol Bartz, Autodesk chairman and CEO. "Our customers are interested in quick implementation, ease of use and a fast return on investment, and our products meet those needs. Our results demonstrate that our products are strong and our strategies are working."
    Autodesk's performance was driven by strong revenues from new seats, increasing penetration of its 3D products, continued success with the subscription program, and continued commitment to improved productivity and efficiency.
    New seat revenue increased 36 percent over the prior year. Customers continue to respond enthusiastically to the ease of use and quick ROI of the AutoCAD 2005 family of products. Revenue from new commercial seats of AutoCAD increased 35 percent over the prior year.
    During the quarter, Autodesk 3D products continued to gain traction in the market. In October, the company launched Autodesk(R) Civil 3D(TM) 2005, the only civil engineering software available today that creates intelligent relationships between objects, so design changes are dynamically updated. Aggregate revenue from Autodesk Inventor(R) Series, Autodesk Inventor(R) Professional, Autodesk(R) Revit(R), Autodesk(R) AutoCAD(R) Revit Series, Autodesk(R) Architectural Desktop, Autodesk Map(R) 3D and Autodesk Civil 3D increased 50 percent over the prior year. Customer adoption of Inventor, the world's best selling 3D mechanical design software, reached record levels.
    Subscription revenues, called maintenance on the financial statements, increased 55 percent over the third quarter of the prior year, as customers continue to recognize the value of the subscription program and the quick return on investment of Autodesk products.
    Autodesk continued to demonstrate progress in improving its productivity and profitability. Operating margins increased 6 percentage points over the prior year to 18 percent on a GAAP basis. Pro-forma operating margins, which exclude the $3 million restructuring charge, increased 7 percentage points to 19 percent in the quarter. These results demonstrate the company's commitment to improving productivity and efficiency.
    "I am extremely pleased with our results this quarter," said Bartz. "Our product positioning has never been better. Our focus on productivity has enabled us to increase our investment in growth initiatives while improving our profitability. We expect to maintain this momentum next year."
    In connection with the company's two-for-one stock split, stockholders as of the close of business on December 6, 2004, will be issued one additional share for each share of common stock held on the record date, with a payment date of December 20, 2004. The stock split will increase the number of shares outstanding from approximately 114 million shares to approximately 228 million shares.
    In addition, the company announced that it will discontinue its $0.03 per share quarterly dividend. Dividend payments will cease after the March 2005 payment.

    Business Outlook
    The following statements are forward looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

    Fourth Quarter Fiscal 2005
    Net revenues for the fourth quarter of fiscal 2005 are expected to be in the range of $335 million to $345 million. GAAP basis earnings per diluted share are expected to be in the range of $0.50 to $0.55, or $0.25 to $0.28 after the effect of the 2-for-1 stock split. Pro-forma earnings per diluted share are expected to be in the range of $0.52 to $0.57, or $0.26 to $0.29, on a post-split basis.

    Full Year Fiscal 2005
    For fiscal year 2005, net revenues are expected to be in the range of $1.213 billion to $1.223 billion. GAAP basis earnings per diluted share are expected to be in the range of $1.76 to $1.82, or $0.88 to $0.91 on a post-split basis. Pro-forma earnings per diluted share are expected to be in the range of $1.67 to $1.73, or $0.84 to $0.87 on a post-split basis.

    First Quarter Fiscal 2006
    Net revenues for the first quarter of fiscal 2006 are expected to be in the range of $320 million to $330 million. GAAP basis earnings per diluted share are expected to be in the range of $0.47 to $0.52, or $0.24 to $0.26 on a post-split basis.

    Full Year Fiscal 2006
    For fiscal year 2006, net revenues are expected to be in the range of $1.33 billion to $1.38 billion. GAAP basis earnings per diluted share are expected to be in the range of $2.00 to $2.15, or $1.00 to $1.08 on a post-split basis. Guidance for fiscal year 2006 excludes the impact of expected required stock option expensing.
    All fiscal 2005 and fiscal 2006 EPS guidance ranges are based on the new 20 percent estimated effective tax rate. The company believes its effective tax rate will revert back to the historical effective tax rate of approximately 24 percent in fiscal year 2007.
    A reconciliation of the above non-GAAP net income and EPS amounts to the corresponding GAAP net income and EPS amounts is provided at the end of this press release.

    Safe Harbor Statement
    This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above, statements regarding our expected effective tax rate and other statements regarding our anticipated performance. Factors that could cause actual results to differ materially include the following: general market and business conditions, failure to achieve sufficient sell-through in our channels for new or existing products, failure of key new applications to achieve anticipated levels of customer acceptance, pricing pressure, failure to achieve anticipated cost reductions, delays in the release of new products and services, failure to achieve continued success in technology advancements, changes in accounting rules, particularly related to stock option expensing, changes in foreign currency rates, failure to successfully integrate new or acquired businesses, financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, failure to achieve continued migration from 2d products to 3d products, and failure to grow lifecycle management or collaboration products.
    Further information on potential factors that could affect the financial results of Autodesk are included in the company's report on Form 10-K for the year ended January 31, 2004, and Form 10-Q for the quarter ended July 31, 2004, which are on file with the Securities and Exchange Commission.
    Autodesk will host its third quarter earnings announcement today at 5:00 p.m. Eastern Time. The live announcement may be accessed at 800-798-2864 (passcode: 54386757). An audio webcast will also be available beginning at 5:00 p.m. Eastern Time at www.autodesk.com/investor. A replay of this webcast will be maintained on our website for at least twelve months.

    About Autodesk
    Autodesk, Inc. is wholly focused on ensuring that great ideas are turned into reality. With six million users, Autodesk is the world's leading software and services company for the building, manufacturing, infrastructure, digital media, and wireless data services fields. Autodesk's solutions help customers create, manage, and share their data and digital assets more effectively. As a result, customers turn ideas into competitive advantage by becoming more productive, streamlining project efficiency, and maximizing profits.
    Founded in 1982, Autodesk is headquartered in San Rafael, California. For additional information about Autodesk, please visit www.autodesk.com.


    Reconciliation of diluted net income per share on a GAAP basis to non-GAAP diluted net income per share

    Unaudited

                                        Three months ended Fiscal year ended
                                         January 31, 2005   January 31, 2005
                                         Low end  High end  Low end High end
                                         of range  of range of range  of range

    Diluted net income per share
     on a pre-split GAAP basis           $ 0.50    $ 0.55    $ 1.76   $ 1.82

    Restructuring costs, net of taxes      0.02      0.02      0.11     0.11

    Income tax benefits                   --        --        (0.20)  (0.20)

    Non-GAAP diluted net income
     per share on a pre-split basis      $ 0.52    $ 0.57    $ 1.67   $ 1.73


                                        Three months ended Fiscal year ended
                                         January 31, 2005   January 31, 2005
                                         Low end  High end  Low end High end
                                        of range of range  of range of range
    Diluted net income per share
     on a GAAP basis after the effect
     of the 2-for-1 stock split           $0.25     $0.28     $0.88    $0.91

    Restructuring costs, net of taxes      0.01      0.01      0.06     0.06

    Income tax benefits                   --        --        (0.10)  (0.10)

    Non-GAAP diluted net income
     per share after the effect
     of the 2-for-1 stock split           $0.26     $0.29     $0.84    $0.87


    NOTE: Autodesk, AutoCAD, Autodesk Inventor, Autodesk Map, Civil 3D and Revit are either trademarks or registered trademarks of Autodesk, Inc., in the United States and/or other countries. All other brand names, product names, or trademarks belong to their respective holders.


    Autodesk, Inc.
    Consolidated Statements of Income
    (In thousands, except per share data)

                                      Three Months Ended   Nine Months Ended
                                          October 31,         October 31,
                                        2004      2003      2004      2003
                                          (Unaudited)         (Unaudited)
    Net revenues:
       License and other               $254,450  $204,303  $753,404  $574,618

       Maintenance                       45,708    29,559   124,208    81,715

          Total net revenues            300,158   233,862   877,612   656,333

    Costs and expenses:
       Cost of license and other
        revenues                         39,184    32,690   112,885   100,193

       Cost of maintenance revenues       4,210     3,919    12,597    10,705

       Marketing and sales              113,205    95,364   327,497   277,581

       Research and development          59,942    53,004   176,165   154,247

       General and administrative        26,837    20,945    76,856    65,118

       Restructuring and other            2,922        --    14,889        --

          Total costs and expenses      246,300   205,922   720,889   607,844

    Income from operations               53,858    27,940   156,723    48,489

    Interest and other income, net        2,801     1,805     7,396     8,147

    Income before income taxes           56,659    29,745   164,119    56,636

    Income tax benefit (provision)       17,411    (7,139)   (8,379)    6,081

    Net income                          $74,070   $22,606  $155,740   $62,717

    Basic net income per share            $0.65     $0.20     $1.37     $0.56

    Diluted net income per share          $0.60     $0.20     $1.27     $0.55

    Shares used in computing basic
        net income per share            113,912   111,220   113,672   111,497

    Shares used in computing diluted
        net income per share            124,022   114,166   122,746   113,660

    Earnings per share adjusted for
     impact of two-for-one
     stock split (A):

    Basic earnings per share              $0.33     $0.10     $0.69     $0.28

    Diluted earnings per share            $0.30     $0.10     $0.63     $0.28

    Shares used in computing basic
        net income per share            227,823   222,440   227,344   222,994

    Shares used in computing diluted
        net income per share            248,045   228,333   245,492   227,319

    (A) Earnings per share for the three and nine months ended October 31, 2004 and 2003 have been presented to reflect a two-for-one stock split approved November 16, 2004, payable to shareholders of record on December 6, 2004.


    Autodesk, Inc.
    Pro Forma Consolidated Statements of Income
    (See pro forma adjustments listed in the tables below)
    (In thousands, except per share data)

                                     Three Months Ended     Nine Months Ended
                                          October 31,           October 31,
                                       2004       2003       2004       2003
                                         (Unaudited)           (Unaudited)
    Net revenues:
       License and other            $ 254,450  $ 204,303  $ 753,404  $ 574,618

       Maintenance                     45,708     29,559    124,208     81,715

         Total net revenues           300,158    233,862    877,612    656,333

    Costs and expenses:
       Cost of license and
        other revenues                 39,184     32,690    112,885    100,193

       Cost of maintenance revenues     4,210      3,919     12,597     10,705

       Marketing and sales            113,205     95,364    327,497    277,581

       Research and development        59,942     53,004    176,165    154,247

       General and administrative      26,837     20,945     76,856     65,118

         Total costs and expenses     243,378    205,922    706,000    607,844

    Income from operations             56,780     27,940    171,612     48,489

    Interest and other income, net      2,801      1,805      7,396      8,147

    Income before income taxes         59,581     29,745    179,008     56,636

    Provision for income taxes        (11,916)    (7,139)   (35,802)  (13,593)

    Pro forma net income            $  47,665  $  22,606  $ 143,206  $  43,043

    Basic pro forma net income
     per share                      $    0.42  $    0.20  $    1.26  $    0.39

    Diluted pro forma net income
     per share                      $    0.38  $    0.20  $    1.17  $    0.38

    Shares used in computing basic
     pro forma net income per share   113,912    111,220    113,672    111,497

    Shares used in computing diluted
     pro forma net income per share   124,022    114,166    122,746    113,660

    Pro forma earnings per share
     adjusted for impact of
     two-for-one stock split (A):

    Basic pro forma earnings
     per share                      $    0.21  $    0.10  $    0.63  $   0.19

    Diluted pro forma earnings
     per share                      $    0.19  $    0.10  $    0.58  $   0.19

    Shares used in computing basic
     pro forma net income per share   227,823    222,440    227,344   222,994

    Shares used in computing diluted
     pro forma net income per share   248,045    228,333    245,492   227,319


    (A) Pro forma earnings per share for the three and nine months ended October 31, 2004 and 2003 have been presented to reflect a two-for-one stock split approved November 16, 2004, payable to shareholders of record on December 6, 2004.


                                     Three Months Ended     Nine Months Ended
                                         October 31,            October 31,
                                       2004       2003       2004       2003
                                         (Unaudited)           (Unaudited)

    A reconciliation between operating expenses on a GAAP basis and pro forma operating expenses is as follows:

    GAAP costs and expenses         $ 246,300  $ 205,922  $ 720,889 $ 607,844

    Restructuring and other            (2,922)       --     (14,889)      --

    Pro forma costs and expenses    $ 243,378  $ 205,922  $ 706,000 $ 607,844

    A reconciliation between income from operations on a GAAP basis and pro forma income from operations is as follows:

    GAAP income from operations     $  53,858  $  27,940  $ 156,723 $  48,489

    Restructuring and other             2,922        --      14,889       --

    Pro forma income
     from operations                $  56,780  $  27,940  $ 171,612 $  48,489

    A reconciliation between income tax benefit (provision) on a GAAP basis and pro forma provision for income taxes is as follows:

    GAAP income tax benefit
     (provision)                    $  17,411  $  (7,139) $  (8,379) $  6,081

    Income tax effect on
     restructuring and other             (584)       --      (2,978)      --

    Dividends received deduction
     benefit for the current
     fiscal year                       (4,298)       --         --        --

    Dividends received deduction
     benefit for prior
     fiscal years                     (15,540)       --     (15,540)      --

    Non-recurring tax benefit          (8,905)       --      (8,905)  (19,674)

    Pro forma provision for
     income taxes                   $ (11,916) $  (7,139) $ (35,802) $(13,593)

    A reconciliation between net income on a GAAP basis and pro forma net income is as follows:

    GAAP net income                 $  74,070  $  22,606  $ 155,740  $ 62,717

    Restructuring and other             2,922        --      14,889       --

    Income tax effect on
     restructuring and other             (584)       --      (2,978)      --

    Dividends received deduction
     benefit for the current
     fiscal year                       (4,298)       --         --        --

    Dividends received deduction
     benefit for prior fiscal years   (15,540)       --     (15,540)      --

    Non-recurring tax benefit          (8,905)       --      (8,905)  (19,674)

    Pro forma net income            $  47,665  $  22,606  $ 143,206  $ 43,043

    A reconciliation between diluted net income per share on a pre-split GAAP basis and diluted pro forma net income per share on a pre-split basis is as follows:

    Pre-split GAAP diluted net
     income per share               $   0.597  $   0.198  $   1.269  $  0.552

    Restructuring and other             0.024        --       0.121       --

    Income tax effect on
     restructuring and other           (0.005)       --      (0.024)      --

    Dividends received deduction
     benefit for the current
     fiscal year                       (0.035)       --         --        --

    Dividends received deduction
     benefit for prior fiscal years    (0.125)       --      (0.127)      --

    Non-recurring tax benefit          (0.072)       --      (0.073)   (0.173)

    Pre-split pro forma diluted
     net income per share           $   0.384  $   0.198  $   1.166  $  0.379

    A reconciliation between diluted net income per share on a post-split GAAP basis and diluted pro forma net income per share on a post-split basis is as follows:

    Post-split GAAP diluted net
     income per share               $   0.299  $   0.099  $  0.634   $  0.276

    Restructuring and other             0.012        --      0.061        --

    Income tax effect on
     restructuring and other           (0.002)       --     (0.012)       --

    Dividends received deduction
     benefit for the current
     fiscal year                       (0.017)       --        --         --

    Dividends received deduction
     benefit for prior fiscal years    (0.064)       --     (0.064)       --

    Non-recurring tax benefit          (0.036)       --     (0.036)    (0.087)

    Post-split pro forma diluted
     net income per share           $   0.192  $   0.099  $  0.583   $  0.189


    To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.


    Autodesk, Inc.
    Consolidated Balance Sheets
    (In thousands)

                                                October 31,       January 31,
                                                    2004              2004
                                                (Unaudited)        (Audited)

    ASSETS:

    Current assets:
      Cash and cash equivalents                 $  377,148        $  282,249
      Marketable securities                         56,917            81,275
      Accounts receivable, net                     168,044           166,816
      Inventories                                   12,530            17,365
      Deferred income taxes                         56,985            25,410
      Prepaid expenses and other current
       assets                                       25,896            24,137
    Total current assets                           697,520           597,252

    Marketable securities                           83,899           165,976

    Computer equipment, software, furniture and
     leasehold improvements, at cost:
      Computer equipment, software and
       furniture                                   193,845           206,319
      Leasehold improvements                        32,625            34,526
      Less accumulated depreciation               (158,571)         (174,371)
    Net                                             67,899            66,474

    Purchased technologies and
     capitalized software, net                      13,108            19,378
    Goodwill, net                                  166,669           160,094
    Deferred income taxes, net                      44,048               --
    Other assets                                     8,984             7,986
                                                $1,082,127        $1,017,160

    LIABILITIES AND STOCKHOLDERS' EQUITY:

    Current liabilities:
      Accounts payable                          $   50,909        $   52,307
      Accrued compensation                         107,917            92,830
      Accrued income taxes                          37,734            50,695
      Deferred revenues                            157,105           127,276
      Other accrued liabilities                     53,891            61,814
    Total current liabilities                      407,556           384,922

    Deferred income taxes, net                         --              7,849
    Other liabilities                                1,293             2,746

    Stockholders' equity:
      Preferred stock                                  --                --
      Common stock and additional paid-in
       capital                                     600,936           473,673
      Accumulated other comprehensive loss          (4,432)           (4,754)
      Deferred compensation                           (412)             (451)
      Retained earnings                             77,186           153,175
    Total stockholders' equity                     673,278           621,643
                                                $1,082,127        $1,017,160


    Autodesk, Inc.
    Condensed Consolidated Statements of Cash Flows
    (In thousands)
                                                          Nine Months Ended
                                                              October 31,
                                                         2004           2003
                                                              (Unaudited)

    Operating Activities
      Net income                                        $ 155,740   $ 62,717
      Adjustments to reconcile net income
       to net cash provided by operating
       activities:
           Depreciation and amortization                   38,581     35,966
           Stock compensation expense                       2,915      1,497
           Net loss on fixed asset disposals                  321        --
           Write-downs of cost method investments             --          61
           Tax benefits from employee stock plans          91,414        --
           Restructuring related charges, net               4,773        --
           Changes in operating assets and liabilities    (64,318)       709
    Net cash provided by operating activities             229,426    100,950

    Investing Activities
      Net sales and maturities of available-for-sale
       marketable securities                              105,238      4,927
      Capital and other expenditures                      (29,291)   (18,716)
      Business combinations, net of cash acquired         (11,750)    (5,150)
      Other investing activities                           (1,487)       (51)
    Net cash provided by (used in) investing activities    62,710    (18,990)

    Financing activities
      Proceeds from issuance of common stock,
       net of issuance costs                              211,456     50,454
      Repurchases of common stock                        (400,066)   (81,062)
      Dividends paid                                      (10,146)   (10,076)
    Net cash used in financing activities                (198,756)   (40,684)

    Effect of exchange rate changes on cash and
     cash equivalents                                       1,519      7,057

    Net increase in cash and cash equivalents              94,899     48,333
    Cash and cash equivalents at beginning of year        282,249    186,377
    Cash and cash equivalents at end of period          $ 377,148  $ 234,710

    Supplemental cash flow information:
      Net cash paid during the period for income taxes  $  12,123  $   2,058


    Fiscal Year 2005             QTR 1      QTR 2      QTR 3  QTR 4  YTD2005
    Financial Statistics (in millions):
    Total net revenues          $ 297.9    $ 279.6    $ 300.2       $ 877.6
      License and other
       revenues                 $ 260.5    $ 238.5    $ 254.5       $ 753.4
      Maintenance revenues      $  37.4    $  41.1    $  45.7       $ 124.2

    Gross Margin                    86%        86%        86%           86%

    GAAP Operating Expenses     $ 202.5    $ 190.0    $ 202.9       $ 595.4
    GAAP Operating Margin           18%        18%        18%           18%
    GAAP Net Income             $  42.5    $  39.2    $  74.1       $ 155.7
    Pre-split GAAP Earnings
     Per Share (diluted)        $  0.36    $  0.31    $  0.60       $  1.27
    Split-adjusted GAAP
     Earnings Per Share
     (diluted) (F)              $  0.18    $  0.16    $  0.30       $  0.63

    Pro Forma Operating
     Expenses (A)(B)            $ 194.2    $ 186.3    $ 200.0       $ 580.5
    Pro Forma Operating
     Margin (A)(C)                  21%        19%        19%           20%
    Pro Forma Net Income (A)(D) $  51.3    $  44.2    $  47.7       $ 143.2
    Pre-split Pro Forma
     Earnings Per Share
     (diluted) (A)(E)           $  0.43    $  0.35    $  0.38       $  1.17
    Split-adjusted Pro Forma
     Earnings Per Share
     (diluted) (A)(F)           $  0.22    $  0.18    $  0.19       $  0.58

    Total Cash and
     Marketable Securities      $ 519.4    $ 571.7    $ 518.0       $ 518.0
    Days Sales Outstanding           43         51         50            50
    Capital Expenditures        $   5.9    $   9.9    $  13.5       $  29.3
    Cash from Operations        $  55.2    $  83.5    $  90.8       $ 229.4
    GAAP Depreciation and
     Amortization               $  12.5    $  12.9    $  13.2       $  38.6

    Revenue by Geography (in millions):
    Americas                    $ 121.5    $ 115.1    $ 137.0       $ 373.6
    Europe                      $ 108.8    $  98.9    $  95.8       $ 303.5
    Asia/Pacific                $  67.6    $  65.6    $  67.4       $ 200.5

    Revenue by Division (in millions) (G):
    Design Solutions Segment    $ 261.6    $ 243.8    $ 257.9       $ 763.3
      Manufacturing Solutions
       Division                 $  44.8    $  44.2    $  50.4       $ 139.4
      Infrastructure Solutions
       Division                 $  33.5    $  31.4    $  33.0       $  98.0
      Building Solutions
       Group                    $  27.2    $  28.8    $  29.1       $  85.0
      Platform Technology
       Group and other          $ 156.1    $ 139.4    $ 145.4       $ 440.9

    Discreet Segment            $  36.1    $  35.3    $  41.6       $ 113.0

    Upgrade Revenue (in millions):
    Upgrade Revenue             $  66.2    $  46.4    $  55.8       $ 168.4

    Deferred Maintenance Revenue (in millions):
    Deferred Maintenance
     Revenue Balance            $  96.7    $ 107.2    $ 113.2       $ 113.2

    Operating Income (Loss) by Segment (in millions) (G):
    Design Solutions            $124.2     $ 106.5    $ 115.8       $ 346.5
    Discreet                    $  1.8     $   5.2    $   5.4       $  12.4
    Unallocated amounts         $(72.5)    $ (62.3)   $ (67.4)      $(202.2)

    Headcount:
    Headcount                    3,409       3,443      3,437         3,437

    Common Stock Statistics:
    Stock Outstanding
    Pre-split Pro Forma
     EPS Calculation
     - diluted             119,283,000 125,304,000 124,022,000  122,746,000
    Post-split Pro Forma
     EPS Calculation
     - diluted             238,565,000 250,607,000 248,045,000  245,492,000

    Stock Repurchased -
     Pre-split basis         5,182,600   1,659,800   4,016,100   10,858,500

    Installed Base Statistics:
    Total AutoCAD-based
     Installed Base*         3,469,400   3,514,600   3,571,800    3,571,800

    *Includes prior period adjustment of approximately 28,000 seats

    (A) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.
        In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.


    (B) GAAP Operating
        Expenses                $202.5     $ 190.0    $ 202.9  $ --   $595.4
        Restructuring and other $ (8.3)    $(  3.7)   $  (2.9) $ --   $(14.9)
        Pro Forma Operating
         Expenses               $194.2     $ 186.3    $ 200.0  $ --   $580.5


    (C) GAAP Operating Margin      18%         18%        18%    0%      18%
        Restructuring and other     3%          1%         1%    0%       2%
        Pro Forma Operating
         Margin                    21%         19%        19%    0%      20%


    (D) GAAP Net Income        $42.505     $39.165    $74.070  $ -- $155.740
        Restructuring and
         other                 $ 8.250     $ 3.717    $ 2.922  $ -- $ 14.889
        Income tax effect on
         restructuring and
         other (H)             $(1.650)    $(0.744)   $(0.584) $ -- $( 2.978)
        Dividends Received
         Deduction benefit
         for current fiscal
         year (H)              $ 2.244     $ 2.054    $(4.298) $ -- $   --
        Dividends Received
         Deduction benefit
          for prior fiscal
          years (H)            $   --      $   --    $(15.540) $ -- $(15.540)
        Non-recurring tax
         benefit               $   --      $   --    $ (8.905) $ -- $ (8.905)
        Pro Forma Net Income   $51.349     $44.192   $ 47.665  $ -- $143.206


    (E) Pre-split GAAP
         Earnings Per Share
         (diluted)             $ 0.356     $ 0.313   $  0.597  $ -- $  1.269
        Restructuring and
         other                 $ 0.069     $ 0.030   $  0.024  $ -- $  0.121
        Income tax effect
         on restructuring
         and other (H)         $(0.014)    $(0.006)  $ (0.005) $ -- $ (0.024)
        Dividends Received
         Deduction benefit
         for current fiscal
         year (H)              $ 0.019     $ 0.016   $ (0.035) $ -- $    --
        Dividends Received
         Deduction benefit
         for prior fiscal
         years (H)             $   --      $   --    $ (0.125) $ -- $ (0.127)
        Non-recurring tax
         benefit               $   --      $   --    $ (0.072) $ -- $ (0.073)
        Pre-split Pro Forma
         Earnings Per Share
         (diluted)             $ 0.430     $ 0.353   $  0.384  $ -- $  1.166


    (F) On November 18, 2004 Autodesk announced the Board of Directors declared a 2-for-1 stock split on its common stock to be paid on December 20, 2004 to stockholders of record as of the close of business on December 6, 2004. As a result, we have presented the impact of this stock split on our GAAP and pro forma earnings per share for all prior fiscal periods.


        Post-split GAAP
         Earnings Per Share
         (diluted)             $ 0.178     $ 0.156   $  0.299  $ -- $  0.634
        Restructuring and
         other                 $ 0.035     $ 0.015   $  0.012  $ -- $  0.061
        Income tax effect
         on restructuring
         and other (H)         $(0.007)    $(0.003)  $ (0.002) $ -- $ (0.012)
        Dividends Received
         Deduction benefit
         for current fiscal
         year (H)              $ 0.009     $ 0.008   $ (0.017) $ -- $    --
        Dividends Received
         Deduction benefit
         for prior fiscal
         years (H)             $   --      $ --      $ (0.064) $ -- $ (0.064)
        Non-recurring
         tax benefit           $   --      $ --      $ (0.036) $--  $ (0.036)
        Post-split Pro Forma
         Earnings Per Share
         (diluted)             $0.215      $0.176    $  0.192  $--  $  0.583


    (G) In the third quarter of fiscal 2005, Autodesk modified its segment disclosure. For purposes of comparison with previous periods, the segment data has been restated to reflect the current segment reporting.

    (H) In the third quarter of fiscal 2005, Autodesk determined that its consolidated fiscal year effective income tax rate declined from 24% to 20%.
        For purposes of comparison, we have assumed the new estimated effective income tax rate of 20% in calculating our pro forma net income and pro forma earnings per share for each individual quarter of fiscal 2005.


    CONTACT:
     Investors:  Sue Pirri, sue.pirri@autodesk.com, 415-507-6467
                 John Clancy, john.clancy@autodesk.com 415-507-6373

     Press: Kathleen O'Boyle, Kathleen.oboyle@autodesk.com, 415-507-6465 Nicole Pack, nicole.pack@autodesk.com, 415-507-6282

SOURCE  Autodesk, Inc.
    -0-                             11/18/2004
    /CONTACT: investors, Sue Pirri, +1-415-507-6467, or sue.pirri@autodesk.com, or John Clancy, +1-415-507-6373, or john.clancy@autodesk.com, or media, Kathleen O'Boyle, +1-415-507-6465, or Kathleen.oboyle@autodesk.com, or Nicole Pack, +1-415-507-6282, or nicole.pack@autodesk.com, all of Autodesk, Inc./
    /Web site:  http://www.autodesk.com/
    (ADSK)

CO:  Autodesk, Inc.
ST:  California
IN:  CPR STW
SU:  ERN ERP CCA